Exhibit 99.1

FOR IMMEDIATE RELEASE
NEWS

FROM

Contact:	Bank Mutual Corporation
NASDAQ: BKMU
Michael T. Crowley Jr.
Chairman, President and Chief Executive Officer
414-354-1500

Rick B. Colberg
Chief Financial Officer
866-705-2568

BANK MUTUAL CORPORATION REPORTS EARNINGS FOR THE SECOND QUARTER
OF 2005 AND SIX MONTHS ENDED JUNE 30, 2005

Milwaukee, Wisconsin
July 20, 2005

Bank Mutual Corporation (NASDAQ—BKMU) reported a 22.2% increase in diluted earnings per share in the second quarter of 2005 as compared to the same period in 2004. Net income for the same period increased 1.1%. For the six months ended June 30, 2005, diluted earnings per share increased 27.8% and net earnings increased 6.3% as compared to the six months ended June 30, 2004.

Net earnings were $7.2 million or $0.11 diluted earnings per share for the second quarter ended June 30, 2005 as compared to $7.1 million or $0.09 diluted earnings per share for second quarter of 2004. Earnings for the six months ended June 30, 2005 were $15.1 million or $0.23 diluted earnings per share as compared to $14.2 million or $0.18 diluted earnings per share for the six months ended June 30, 2004. Earnings increased in the second quarter of 2005 and for the six months ended June 30, 2005 primarily as a result of growth in the loan and investment portfolios, and reduced provisions for loan losses. This earnings increase was partially offset by a decrease in the net interest margin and an increase in non-interest expense. Diluted earnings per share increased at a greater pace than earnings as a result of stock repurchases.

“The current market is experiencing a flattened yield curve caused by the Federal Reserve raising short term interest rates eight times in the past year with longer term yields remaining fairly constant. That market effect combined with very competitive deposit interest rate offerings and increased borrowings put pressure on our net interest margin. We expect short term interest rates to continue to rise moderately in the coming months,” stated Michael T. Crowley, Jr., Chairman, President and Chief Executive Officer of Bank Mutual Corporation.

Mortgage loan originations and purchases were $190.4 million in the second quarter of 2005 and $329.9 million for the six months ended June 30, 2005 as compared to $177.7 million for the second quarter of 2004 and $299.9 million for the six months ended June 30, 2004. The increase in mortgage loan originations and purchases was primarily the result of increased mortgage loan purchases. Most of the mortgage loans purchased were adjustable rate and located within our Wisconsin market. There was reduced demand for mortgage loan originations through our retail office network as a result of the increasing interest rate environment which reduced the amount of existing mortgage loans being refinanced.

Loan sales were $35.1 million in the second quarter of 2005 as compared to $39.6 million in the second quarter of 2004. For the six months ended June 30, 2005 loan sales were $65.1 million as compared to $70.3 million for the same period in 2004. Gains on the sales of loans were $406,000 for the second quarter of 2005 as compared to $600,000 for the same period in 2004 and $808,000 for the six months ended June 30, 2005 as compared to $980,000 for the six months ended June 30, 2004. Loan sales for both periods in 2005 were reduced as a result of reduced originations of fixed rate mortgage loans.

Consumer loan originations decreased in the second quarter of 2005 and the first six months of 2005 as compared to the same periods in 2004 primarily as a result of reduced refinancing of home equity loans. Consumer loan originations in the second quarter of 2005 were $61.3 million as compared to $83.6 million for the second quarter of 2004 and $107.1 million for the first six months of 2005 as compare to $148.3 million for the same period in 2004.

Commercial business loan originations decreased in the second quarter of 2005 to $9.6 million as compared to $22.4 million in the same quarter in 2004 and $22.6 million for the six months ended June 30, 2005 as compared to $26.4 million for the first six months of 2004. This decrease in both periods was primarily the result of interest rate competition in our market areas for commercial business loans and our efforts to maintain profitable pricing on these loans.

In total, loan originations and purchases in the second quarter of 2005 were $261.3 million as compared to $283.7 million for the same quarter in 2004 and $459.6 million for the six months ended June 30, 2005 as compared to $474.6 million for the same period in 2004.

Total assets at June 30, 2005 were $3.5 billion as compared to $3.4 billion at December 31, 2004.

Mortgage-related securities decreased $41.3 million in the first six months of 2005 primarily as a result of using some of the cash flows from the mortgage-related securities portfolio to fund the loan portfolio growth and a decrease in the market value of the portfolio.

Deposits decreased $8.3 million in the first six months of 2005. Borrowings increased to $930.1 million at June 30, 2005 as compared to $761.5 million at December 31, 2004. The majority of the increased borrowings in the first six months of 2005 were used to fund our stock repurchase program.

A cash dividend of $0.06 per share was paid June 1, 2005 to shareholders of record on May 19, 2005. This was the eighteenth consecutive cash dividend paid since our initial stock offering.

Non-performing loans to total loans at June 30, 2005 were 0.43% as compared to 0.33% at December 31, 2004. The increase in non-performing loans was primarily the result of an increase of $2.0 million in non-performing commercial business loans and an increase of $281,000 in mortgage loans. The increase in non-performing commercial business loans is attributed to three particular business loans. In addition, we provided an allowance for loan losses of $270,000 for the second quarter of 2005 as compared to $384,000 for the same period in 2004 and $387,000 for the first six months of 2005 as compared to $874,000 for the same period in 2004. Our allowance for loan losses at June 30, 2005 was $14.2 million or 166.4% of non-performing loans and 150.8% of non-performing assets.

The net interest margin for the second quarter of 2005 decreased as compared to the second quarter of 2004 and for the six months ended June 30, 2005 as compared to the first six months of 2004, primarily as a result of the increasing short term interest rate environment and the effects of our stock repurchase program. The net interest margin for the second quarter of 2005 was 2.68% as compared to 2.98% for the second quarter of 2004 and 2.75% for the first six months of 2005 as compared to 3.00% for the first six months of 2004.

Book value per share was $8.84 at June 30, 2005. The annualized return on average equity (ROE) for the second quarter of 2005 was 5.08% and 5.00% for the first six months of 2005. The annualized return on average assets (ROA) for the second quarter of 2005 was 0.82% and 0.87% for the first six months of 2005. The book value per share, ROE and ROA were affected by our repurchase of 10,000,000 shares during the first six months of 2005 at an average price of $11.88 per share. Those repurchases have completed the stock repurchase program authorized to date by our board of directors. Further information regarding Bank Mutual Corporation’s assets, liabilities and operations is attached.

Bank Mutual Corporation is the fourth largest financial institution holding company headquartered in the state of Wisconsin and its stock is quoted on The NASDAQ Stock Market® under the symbol “BKMU”. Its subsidiary bank, Bank Mutual, operates 71 offices in the state of Wisconsin and one office in Minnesota.

* * *

Outlook

(The following are forward looking statements; see “Cautionary Statements” below).

Bank Mutual Corporation’s management has identified a number of factors which may affect the Company’s operations and results in the balance of 2005. They are as follows:

We expect 2005 to provide an environment of slowly increasing interest rates. If that is the case, there are a number of effects that Bank Mutual, like other financial institutions, could likely experience.

•	Mortgage loan originations may continue to decrease, along with related fee income, as fixed rate mortgage loans become less attractive to consumers and the rate of refinancing decreases.

•	If interest rates continue to rise, adjustable rate mortgage loans may become more attractive to consumers and, therefore, increase mortgage loans outstanding. Adjustable rate mortgage loans are retained in our loan portfolio.

•	An increased interest rate environment could negatively affect the volume of home sales, which in turn could affect mortgage loan originations and prepayments.

•	Net interest margin could be slightly compressed as a result of the interest cost on deposits rising faster than the yield on loans.

•	Bank Mutual will continue to further emphasize consumer loans, and commercial real estate and business loans, all of which can present a higher risk than residential mortgages. An improvement in economic conditions could lead to additional commercial loan activity. However, we may not be able to achieve increases in these areas.

•	Like many Wisconsin financial institutions, Bank Mutual has non-Wisconsin subsidiaries that hold and manage investment assets the income from which has not been subject to Wisconsin tax. The Wisconsin Department of Revenue has instituted an audit program specifically aimed at out of state investment subsidiaries. The Department may take the position that all or some of the income of the out of state subsidiaries is taxable in Wisconsin, which may be challenged by financial institutions in the state. The Department has informed banks generally of potential settlement parameters relating to these issues, even where the Department has not asserted a claim. We have received certain information from the Department to evaluate its position and our alternatives under our particular circumstances. However, a determination on how to proceed will depend in part on further communication from and actions by the Department. Depending upon the circumstances, an adverse resolution of this matter could result in tax obligations for prior periods and/or higher Wisconsin taxes going forward, with a substantial negative impact on the earnings of Bank Mutual Corporation.

* * *

Cautionary Statements

The discussions in this news release which are not historical statements contain forward-looking statements that involve risk and uncertainties. Statements which are not historical statements include those under “Outlook” and those in the future tense or which use terms such as “believe,” “expect,” and “anticipate.” Bank Mutual Corporation’s actual future results could differ in important and material ways from those discussed. Many factors could cause or contribute to such differences. These factors include changing interest rates, changes in demand for loans or other services, competition from other institutions, the results of our lending activities and loan loss experience, developments in the war on terrorism and other international developments, other general economic and political developments, those items discussed under “Outlook,” and other factors discussed in our filings with the Securities and Exchange Commission.

* * *

BANK MUTUAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2005	2004
	(In thousands)
Assets
Cash and due from banks	$29,930	$36,868
Interest-earning deposits	18,533	707

Cash and cash equivalents	48,463	37,575
Securities available-for-sale, at fair value:
Investment securities	64,042	68,753
Mortgage-related securities	1,224,959	1,266,224
Loans held for sale	8,261	4,987
Loans receivable, net	1,968,632	1,875,885
Goodwill	52,570	52,570
Other intangible assets	4,081	4,412
Mortgage servicing rights	4,563	4,542
Other assets	153,001	130,351

	$3,528,572	$3,445,299

Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$1,974,586	$1,982,881
Borrowings	930,120	761,525
Advance payments by borrowers for taxes and insurance	21,374	2,796
Other liabilities	38,521	25,348

	2,964,601	2,772,550

Minority interest in real estate development	2,295	2,295

Shareholders’ equity:
Preferred stock - $.01 par value:
Authorized - 20,000,000 shares in 2005 and 2004
Issued and outstanding - none in 2005 and 2004	—	—
Common stock - $.01 per value:
Authorized - 200,000,000 shares in 2005 and 2004
Issued - 78,783,849 shares in 2005 and 2004
Outstanding - 63,542,882 in 2005 and 73,485,113 in 2004	788	788
Additional paid-in capital	497,760	495,858
Retained earnings	265,170	258,110
Unearned ESOP shares	(4,416)	(4,865)
Accumulated other comprehensive income	(6,639)	(4,844)
Unearned deferred compensation	(8,285)	(10,076)
Treasury stock - 15,240,967 shares in 2005 and 5,298,736 in 2004	(182,702)	(64,517)

Total shareholders’ equity	561,676	670,454

	$3,528,572	$3,445,299

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BANK MUTUAL CORPORATION AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands, except per share data)
Interest income:
Loans	$26,629	$23,684	$52,116	$47,581
Investments	1,138	967	2,118	1,997
Mortgage-related securities	13,133	11,585	26,581	23,211
Interest-earning deposits	68	17	111	125

Total interest income	40,968	36,253	80,926	72,914
Interest expense:
Deposits	11,492	10,352	22,260	21,076
Borrowings	7,152	4,010	13,188	7,851
Advance payment by borrowers for taxes and insurance	6	8	8	12

Total interest expense	18,650	14,370	35,456	28,939

Net interest income	22,318	21,883	45,470	43,975
Provision for loan losses	270	384	387	874

Net interest income after provision for loan losses	22,048	21,499	45,083	43,101
Noninterest income:
Service charges on deposits	1,173	1,153	2,198	2,226
Brokerage and insurance commissions	647	703	1,193	1,475
Loan related fees and servicing revenue	354	350	664	885
Gains on sale of investments	62	537	1,387	537
Gain on sales of loans	406	600	808	980
Other	1,145	1,086	2,458	2,173

Total noninterest income	3,787	4,429	8,708	8,276
Noninterest expenses:
Compensation, payroll taxes and other employee benefits	9,304	8,872	19,299	17,471
Occupancy and equipment	2,528	2,600	5,164	5,412
Amortization of deposit base intangibles	166	166	331	331
Other	2,889	3,381	6,083	6,558

Total noninterest expenses	14,887	15,019	30,877	29,772

Income before income taxes	10,948	10,909	22,914	21,605
Income taxes	3,750	3,791	7,827	7,413

Net income	$7,198	$7,118	$15,087	$14,192

Per share data:
Earnings per share-basic	$0.12	$0.09	$0.23	$0.19

Earnings per share-diluted	$0.11	$0.09	$0.23	$0.18

Cash dividends paid	$0.06	$0.04	$0.12	$0.08

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Bank Mutual Corporation and Subsidiaries
Supplemental Financial Information (Unaudited)
(Dollars in thousands except per share amounts and ratios)

	During the quarter ended June 30,		During the Six Months ended June 30,
	2005	2004	2005	2004
Originations:
Mortgage loans	$113,907	$151,131	$192,595	$259,826
Consumer loans	61,336	83,585	107,128	148,267
Commercial business loans	9,581	22,416	22,564	26,422

Total loan originations	$184,824	$257,132	$322,287	$434,515

Purchases:
Mortgage loans	76,475	26,595	137,284	40,092

Total loan purchases	76,475	26,595	137,284	40,092

Total loans originated and purchased	$261,299	$283,727	$459,571	$474,607

Loan Sales	$35,074	$39,581	$65,052	$70,308

Loan Portfolio Analysis

	June 30,	December 31,
	2005	2004
Mortgage loans:
One-to-four family	$988,455	$903,498
Multi-family	178,946	161,641
Commercial real estate	172,301	195,708
Construction and development	158,200	141,394

Total mortgage loans	1,497,902	1,402,241
Consumer loans	477,870	477,271
Commercial business loans	66,133	70,170

Total loans receivable	2,041,905	1,949,682
Deductions to gross loans	73,273	73,797

Total loans receivable, net	$1,968,632	$1,875,885

Asset Quality Ratios

	June 30,	December 31,
	2005	2004
Non-performing mortgage loans	$1,766	$1,485
Non-performing consumer loans	540	619
Non-performing commercial business loans	5,626	3,579
Accruing loans delinquent 90 days or more	608	586

Total non-performing loans	$8,540	$6,269

Total non-performing assets	$9,425	$7,890

Non-performing loans to loans receivable, net	0.43%	0.33%
Non-performing assets to total assets	0.27%	0.23%
Allowance for loan losses to non-performing loans	166.43%	222.09%
Allowance for loan losses to non-performing assets	150.80%	176.46%
Allowance for loan losses to total loans	0.72%	0.74%

Net recoveries (charge-offs )	$(97)	$(1,178)
Net recoveries (charge-offs) to avg loans (annualized)	-0.01%	-0.07%
Allowance for loan losses	$14,213	$13,923

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Bank Mutual Corporation and Subsidiaries
Supplemental Financial Information (Unaudited) (continued)
(Dollars in thousands except per share amounts and ratios)

Deposit Analysis

	June 30,	December 31,
	2005	2004
Noninterest-bearing checking	$105,855	$111,855
Interest-bearing checking	165,259	171,565
Savings accounts	251,197	247,439
Money Market accounts	279,768	309,531
Certificate accounts	1,172,507	1,142,491

Total Deposits	$1,974,586	$1,982,881

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Bank Mutual Corporation and Subsidiaries
Supplemental Financial Information (Unaudited)
(Dollars in thousands except per share amounts and ratios)

Operating Ratios (annualized)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net interest margin (1)	2.68%	2.98%	2.75%	3.00%
Net interest rate spread	2.25%	2.38%	2.30%	2.38%
Return on average assets	0.82%	0.92%	0.87%	0.91%
Return on average shareholders’ equity	5.08%	3.94%	5.00%	3.89%
Efficiency ratio (2)	57.03%	57.08%	56.99%	56.98%
Non-interest expense as a percent of average assets	1.70%	1.94%	1.77%	1.92%

(1)	Net interest margin is determined by dividing net interest income by average earning assets for the periods indicated.

(2)	Efficiency ratio is determined by dividing noninterest expense by the sum of net interest income and noninterest income for the periods indicated.

Other Information

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Average earning assets	$3,331,955	$2,932,629	$3,309,544	$2,929,092
Average assets	$3,507,026	$3,103,194	$3,483,166	$3,102,385
Average interest bearing liabilities	$2,794,622	$2,239,997	$2,736,340	$2,227,803
Average shareholders’ equity	$567,163	$723,195	$603,335	$728,832
Weighted average number of shares outstanding
-used in basic earnings per share	61,653,900	75,498,598	64,758,683	76,053,049
-used in diluted earnings per share	63,574,654	77,649,623	66,833,283	78,257,709

	June 30,	December 31,
	2005	2004
Number of shares outstanding (net of treasury shares)	63,542,882	73,485,113
Book value per share	$8.84	$9.12

Weighted Average Net Interest Rate Spread

	At June 30,	At December 31,
	2005	2004
Yield on loans	5.49%	5.39%
Yield on investments	4.23%	4.27%
Combined yield on loans and investments	4.98%	4.92%
Cost of deposits	2.37%	2.12%
Cost of borrowings	3.18%	2.81%
Total cost of funds	2.62%	2.31%
Interest rate spread	2.36%	2.61%

Shareholders’ equity to total assets	15.92%	19.46%
Tangible shareholders’ equity to adjusted total assets	14.47%	18.04%

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